Exhibit 99.2

INSTALLMENT

OPTION

ITERIS, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Iteris, Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: $			per share

Number of Option Shares:			shares

Expiration Date:

Type of Option:	☐	Incentive Stock Option

	☐	Nonstatutory Stock Option

Exercise Schedule:   The Option shall become exercisable for the Option Shares  in a series of four (4) successive equal annual installments upon Optionee’s completion of each year of Service over the four (4) year period measured from the Vesting Commencement Date.  In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Amended and Restated Iteris, Inc. 1998 Stock Incentive Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit B.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:	, 200

ITERIS, INC.

By:

Title:

OPTIONEE

Address:

ATTACHMENTS

Exhibit A - Stock Option Agreement

Exhibit B - 1998 Stock Incentive Plan

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IMMEDIATELY EXERCISABLE

EMPLOYEE OPTION

ITERIS, INC.

STOCK OPTION AGREEMENT

RECITALS

A.                                   The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B.                                     Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.                                     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.                                       Option Term.  This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.                                       Limited Transferability.

(a)                                  This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may  designate one or more persons as the beneficiary or beneficiaries of this option, and  this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)                                 If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The  assigned  portion  shall  be  exercisable  only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.                                       Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.                                       Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)                                  Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)                                 Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this option.  However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)                                  Should Optionee cease Service by reason of Disability while holding this option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option.  In no event shall this option be exercisable at any time after the Expiration Date.

(d)                                 During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6.  Upon the expiration of such limited exercise period or (if earlier) upon the

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Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.  To the extent Optionee is not vested in one or more Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(e)                                  Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.                                       Special Acceleration of Option.

(a)                                  Should any Corporate Transaction or Change in Control occur during the Optionee’s period of Service, then the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction or Change in Control, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.  However, the Option Shares shall not vest on such an accelerated basis if and to the extent:  (i) this option is assumed by the successor corporation (or parent thereof) in the Corporate Transaction and the Corporation’s repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or this option is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash incentive program of the Corporation or the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction  or Change in Control (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

(b)                                 Immediately following the Corporate Transaction or Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in the Corporate Transaction or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(c)                                  If this option is assumed in connection with a Corporate Transaction or continued in effect following a Change in Control, then this option shall be appropriately adjusted, immediately after such Corporate Transaction or Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction or Change in Control had the option been exercised immediately prior to such Corporate Transaction or Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.  To the extent that the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction or Change in Control, the successor corporation

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may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction or Change in Control.

(d)                                 This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                       Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.                                       Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9.                                       Manner of Exercising Option.

(a)                                  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                              cash or check made payable to the Corporation; or

(B)                                a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

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(C)                                in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)                               to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)                              Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

(v)                                 Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)                                 As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)                                  In no event may this option be exercised for any fractional shares.

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10.                                 REPURCHASE RIGHTS.  ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

11.                                 Compliance with Laws and Regulations.

(a)                                  The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)                                 The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

12.                                 Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13.                                 Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.                                 Financing.  The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares.  The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

Note:  If the Optionee is a consultant at the time of exercise, then the promissory note delivered in payment of the Exercise Price must be secured by collateral other than the purchased Option Shares.

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15.                                 Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

16.                                 Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

17.                                 Stockholder Approval.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

18.                                 Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)                                  This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)                                 This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction or Change in Control in which this option is not to be assumed or continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

(c)                                  Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

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APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Stock Option Agreement.

B.                                     Board shall mean the Corporation’s Board of Directors.

C.                                     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii)                                  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members during such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D.                                    Code shall mean the Internal Revenue Code of 1986, as amended.

E.                                      Common Stock shall mean the Corporation’s common stock.

F.                                      Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i)                                     a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

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(ii)                                  the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G.                                     Corporation shall mean Iteris, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of Iteris, Inc. which shall be appropriate action assume this option.

H.                                    Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

I.                                         Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.                                        Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

K.                                    Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

L.                                      Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

M.                                 Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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(iii)                               If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

N.                                    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O.                                    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P.                                      Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

Q.                                    Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

R.                                     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S.                                      Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T.                                     Option Shares shall mean the number of shares of Common Stock subject to the option.

U.                                    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.                                Plan shall mean the Corporation’s 1998 Stock Incentive Plan.

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X.                                    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Y.                                     Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

Z.                                     Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

AA.                         Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

BB.                             Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC.                             Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

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INSTALLMENT
OPTION

ITERIS, INC.

STOCK OPTION AGREEMENT

RECITALS

A.                                   The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                     Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.                                     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.                                       Option Term.  This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.                                       Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, if this option is designated a Nonstatutory Option in the Grant Notice, then this option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of one or more such family members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.                                       Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.                                       Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)                                  Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then the period for which this options shall remain exercisable shall be limited to a period of three (3) months commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)                                 Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance shall have the right to exercise this option.  Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)                                  Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be limited to a period of twelve (12) months commencing with the date of such cessation of Service.  In no event, however, shall this option be exercisable at any time after the Expiration Date.

(d)                                 During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised.  However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

(e)                                  Should Optionee’s Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

6.                                       Special Acceleration of Option.  In the event of any Corporate Transaction or Change in Control, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction or Change in Control, become exercisable for all of the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.

7.                                       Adjustment to Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class

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without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.                                       Shareholder Rights.  The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the recordholder of the purchased shares.

9.                                       Manner of Exercising Option.

(a)                                  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.  However, if the option is exercised prior to the Section 12 Registration Date, then a Purchase Agreement for the Option Shares for which the option is exercised must also be executed and delivered to the Corporation.

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                              cash or check made payable to the Corporation;

(B)                                a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

Should the Common Stock be registered under Section 12 Registration Date, the Exercise Price may also be paid as follows:

(C)                                in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)                               through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or Purchase Agreement) delivered to the Corporation in connection with the option exercise.

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(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)                              Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)                                 As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)                                  In no event may this option be exercised for any fractional shares.

10.                                 Compliance with Laws and Regulations.

(a)                                  The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)                                 The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

11.                                 Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12.                                 Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in

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writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.                                 Financing.  The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares.  The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

14.                                 Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15.                                 Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16.                                 Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17.                                 Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)                                  This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)                                 No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Nonstatutory Option.

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(c)                                  Should the exercisability of this option be accelerated upon a Corporate Transaction or Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction or Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction or Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Nonstatutory Option.

(d)                                 Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

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EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Iteris, Inc. (the “Corporation”) that I elect to purchase                   shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $                        per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s 1998 Stock Incentive Plan on                        , 200   .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  If the Option is exercised after the date the shares of Common Stock are first registered under Section 12 of the Securities Exchange Act of 1934, I may also utilize the special broker-dealer sale and remittance procedure as specified in my agreement to effect payment of the Exercise Price.

, 200
Date

Optionee
Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

Employee Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Stock Option Agreement.

B.                                     Board shall mean the Corporation’s Board of Directors.

C.                                     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)                                  a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii)                               the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13-d3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D.                                    Code shall mean the Internal Revenue Code of 1986, as amended.

E.                                      Common Stock shall mean shares of the Corporation’s common stock.

F.                                      Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i)                                     a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)                                  the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G.                                     Corporation shall mean Iteris, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of Iteris, Inc. which shall by appropriate action adopt the Plan.

H.                                    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.                                         Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.                                        Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

K.                                    Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L.                                      Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                               If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M.                                 Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

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N.                                    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

O.                                    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P.                                      Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

Q.                                    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R.                                     Nonstatutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.                                      Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

T.                                     Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U.                                    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.                                Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X.                                    Plan shall mean the Corporation’s 1998 Stock Incentive Plan.

Y.                                     Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Z.                                     Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

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AA.                         Section 12 Registration Date shall mean the date on which the Common Stock is first registered under Section 12 of the 1934 Act.

BB.                             Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

CC.                             Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

DD.                           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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ITERIS, INC.

STOCK PURCHASE AGREEMENT

AGREEMENT made this ____ day of _________________________ 200__, by and between Iteris, Inc., a California corporation, and _________________, Optionee under the Corporation’s 1998 Stock Incentive Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.                                   EXERCISE OF OPTION

1.                                       Exercise.  Optionee hereby purchases ____________________ shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on ____________________ (the “Grant Date”) to purchase up to ________ shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of $__________ per share (the “Exercise Price”).

2.                                       Payment.  Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

3.                                       Shareholder Rights.  Until such time as the Corporation exercises the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.                                     SECURITIES LAW COMPLIANCE

1.                                       Restricted Securities.  The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan.  Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2.                                       Restrictions on Disposition of Purchased Shares.  Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i)                                     Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)                                  Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii)                               Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3.                                       Restrictive Legends.  The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933.  The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a “no action” letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated                  , 199     between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares).  A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.                                     TRANSFER RESTRICTIONS

1.                                       Restriction on Transfer.  Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the First Refusal Right or the Market Stand-Off.

2.                                       Transferee Obligations.  Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the First Refusal Right and the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

3.                                       Market Stand-Off.

(a)                                  In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters.  In no event, however, shall such period exceed one hundred eighty (180) days and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation’s initial public offering.

(b)                                 Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c)                                  Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(d)                                 In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.                                    RIGHT OF FIRST REFUSAL

1.                                       Grant.  The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares.  For purposes of this Article D, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

2.                                       Notice of Intended Disposition.  In the event any Owner of Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3.                                       Exercise of the First Refusal Right.  The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents.  Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25)-day exercise period.  If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.  If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.  The cost of such appraisal shall be shared equally by Owner and the Corporation.  The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4.                                       Non-Exercise of the First Refusal Right.  In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C.  The third-party offeror shall acquire the Target Shares free and clear of the First Refusal Right, but the acquired shares shall remain subject to the provisions of Article B and Paragraph C.3.  In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

5.                                       Partial Exercise of the First Refusal Right.  In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i)                                     sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4, as if the Corporation did not exercise the First Refusal Right; or

(ii)                                  sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph D.3.  The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

6.                                       Recapitalization/Reorganization.

(a)                                  Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

(b)                                 In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

7.                                       Lapse.  The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least ten million dollars ($10,000,000).  However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

E.                                      GENERAL PROVISIONS

1.                                       Assignment.  The Corporation may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more shareholders of the Corporation.

2.                                       No Employment or Service Contract.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

3.                                       Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4.                                       No Waiver.  The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.                                       Cancellation of Shares.  If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.                                      MISCELLANEOUS PROVISIONS

1.                                       Optionee Undertaking.  Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2.                                       Agreement is Entire Contract.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

3.                                       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

4.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.                                       Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

ITERIS, INC.

By:
Title:
Address:

OPTIONEE
Address:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Stock Purchase Agreement.

B.                                     Board shall mean the Corporation’s Board of Directors.

C.                                     Code shall mean the Internal Revenue Code of 1986, as amended.

D.                                    Common Stock shall mean the Corporation’s common stock.

E.                                      Corporation shall mean Iteris, Inc., a California corporation, and its successors.

F.                                      Disposition Notice shall have the meaning assigned to such term in Paragraph D.2.

G.                                     Exercise Notice shall have the meaning assigned to such term in Paragraph D.3.

H.                                    Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

I.                                         Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

J.                                        First Refusal Right shall mean the right granted to the Corporation in accordance with Article E.

K.                                    Grant Date shall have the meaning assigned to such term in Paragraph A.1.

L.                                      Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

M.                                 Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

N.                                    Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

O.                                    1933 Act shall mean the Securities Act of 1933, as amended.

P.                                      1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q.                                    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R.                                     Option shall have the meaning assigned to such term in Paragraph A.1.

S.                                      Option Agreement shall mean all agreements and other documents evidencing the Option.

T.                                     Optionee shall mean the person to whom the Option is granted under the Plan.

U.                                    Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

V.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.                                Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of intestate succession following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

X.                                    Plan shall mean the Corporation’s 1998 Stock Incentive Plan.

Y.                                     Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Z.                                     Prior Purchase Agreement shall have the meaning assigned to such term in Paragraph D.4.

AA.                         Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

BB.                             Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

CC.                             Reorganization shall mean any of the following transactions:

(i)                                     a merger or consolidation in which the Corporation is not the surviving entity,

(ii)                                  a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)                               a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv)                              any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

DD.                           SEC shall mean the Securities and Exchange Commission.

EE.                               Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

FF.                               Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG.                             Target Shares shall have the meaning assigned to such term in Paragraph D.2.